Exhibit 99.1

AMERICAN CAMPUS COMMUNITIES

# 2014/2015 LEASING STATUS

## Wholly-owned properties – summary

| Applications + Leases | Current Year: Applications + Leases[1] | Current Year: Rentable Beds[2] | Current Year: % of Rentable Beds | Prior Year: % of Rentable Beds | Design Beds | Final Fall 2013 Occupancy[3] |
|---|---|---|---|---|---|---|
| Q4 2014 Same Store Wholly-owned Properties | 80,524 | 88,452 | 91.0% | 86.1% | 88,765 | 96.8% |
| New Wholly-owned Properties | 5,303 | 5,645 | 93.9% | n/a | 5,656 | n/a |
| Total - Wholly-owned Properties | 85,827 | 94,097 | 91.2% | 86.1%(4) | 94,421 | 96.8%(4) |

| Leases | Current Year: Leases[1] | Current Year: Rentable Beds[2] | Current Year: % of Rentable Beds | Prior Year: % of Rentable Beds | Design Beds | Final Fall 2013 Occupancy[3] | Initial Projected Rate Increase[5] | Current Projected Rate Increase[5] |
|---|---|---|---|---|---|---|---|---|
| Q4 2014 Same Store Wholly-owned Properties | 73,556 | 88,452 | 83.2% | 79.6% | 88,765 | 96.8% | 2.0% | 2.1% |
| New Wholly-owned Properties | 5,049 | 5,645 | 89.4% | n/a | 5,656 | n/a | n/a | n/a |
| Total - Wholly-owned Properties | 78,605 | 94,097 | 83.5% | 79.6%(4) | 94,421 | 96.8%(4) | 2.0% | 2.1% |

Note: The same store grouping presented above represents properties that will be classified as same store properties during the fourth quarter 2014 (the first full quarter of operations in the 2014/2015 academic year.) This same store grouping is presented for purposes of disclosing the pre-leasing status for the upcoming 2014/2015 academic year, which will have a significant effect on our results of operations for the year ended December 31, 2015. The fourth quarter 2014 same store grouping includes the annual 2014 same store properties, plus an additional 9 properties and an additional phase at an existing property containing 5,228 beds that completed construction or were acquired in the second or third quarter 2013.

1. As of May 30, 2014 for current year and May 30, 2013 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2013.
4. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2013 occupancy.
5. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.

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